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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 7, 2000 included in this Form 8-K, into the Company's previously filed Form S-8 Registration Statements Files No. 333-43714 and 333-44782.


/s/ ARTHUR ANDERSEN LLP

Los Angeles, California
October 6, 2000